Exhibit (a)(1)(F)

Mandatory Offer

for
All Outstanding Registered Ordinary Shares
With No Par Value
of
Celanese AG
at
EUR 41.92 PER SHARE
by
BCP Crystal Acquisition GmbH & Co. KG
an indirect wholly-owned subsidiary of
Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd.

THE ACCEPTANCE PERIOD AND THE TIME PERIOD TO EXERCISE WITHDRAWAL RIGHTS WILL EXPIRE ON OCTOBER 1, 2004 (6.01H CENTRAL EUROPEAN SUMMER TIME, 12:01 A.M. NEW YORK CITY TIME), UNLESS THE ACCEPTANCE PERIOD IS EXTENDED. IF THE CONDITION TO THE OFFER IS SATISFIED, A SUBSEQUENT ACCEPTANCE PERIOD (WITHOUT WITHDRAWAL RIGHTS) WILL CONTINUE FOR THREE MONTHS FROM THE DATE THE DOMINATION AGREEMENT (DESCRIBED IN THE OFFER DOCUMENT) BECOMES OPERATIVE, UNLESS THEREAFTER EXTENDED.

September 2, 2004

To Our Clients:

      Enclosed for your consideration are the Offer Document dated September 2, 2004 (the “Offer Document”) and the related Letter of Transmittal relating to the mandatory offer (together with any amendments or supplements thereto, the “Offer”) by BCP Crystal Acquisition GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (the “Bidder”) and a wholly-owned indirect subsidiary of Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd, a Cayman Islands exempted company, to all minority shareholders (aussenstehende Aktionäre) of Celanese AG to purchase all of their registered ordinary shares with no par value (the “Shares”) of Celanese AG, a German stock corporation (Aktiengesellschaft) (the “Company”), at a purchase price of EUR 41.92 per Share in cash (the “Offer Price”), plus interest in certain circumstances and at the rate as described below, upon the terms and subject to the condition set forth in the Offer Document. The Bidder is making this Offer because, in connection with a domination and profit and loss transfer agreement entered into by the Bidder and the Company on June 22, 2004 (the “Domination Agreement”), § 305(1) of the German Stock Corporation Act requires that, upon the Domination Agreement becoming operative, the Bidder must at the request of each remaining minority shareholder of Celanese AG, acquire such shareholders’ Shares in exchange for payment of “fair cash compensation” (angemessene Barabfindung). As required under § 305(3) sentence 3 of the German Stock Corporation Act, the Bidder will pay to all minority shareholders who tender into the Offer and whose shares are paid for after the day following the date the Domination Agreement becomes operative, interest on the Offer Price from such day until the business day preceding the date of settlement, at a rate of 2% plus the base rate (as defined in § 247 of the German Civil Code (BGB)) per annum prevailing from time to time, as reduced by any guaranteed dividend payments (such payment, if any, together with the Offer Price, the “Offer Consideration”).

      We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

      Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account pursuant to the terms and subject to the condition set forth in the Offer Document.

Please note the following:

1.	The Offer Consideration is EUR 41.92 per Share in cash plus interest in certain circumstances and at the rate as described above. Due to arrangements in place with The Depository Trust Company, the book-entry transfer facility in which your Shares are held, you will receive the Offer Consideration in U.S. dollars instead of Euros, at the WM/ Reuters closing spot U.S dollar/ Euro exchange rate as reported by WM/ Reuters (i) if tendered during the Initial Acceptance Period (as defined in Section V.3 “The Offer — Acceptance Period” of the Offer Document), on the business day prior to the day on which funds are made available by the Bidder to Mellon Investor Services LLC (the “North American Depositary”) for the settlement in respect of such tendered shares and (ii) if tendered during the Subsequent Acceptance Period (as defined in Section V.3(c) “The Offer — Acceptance Period — Subsequent Acceptance Period” of the Offer Document), on the day that is three business days prior to the day the settlement for such tendered shares is effected. If you prefer to receive payment in Euros, you must arrange for the transfer of your Shares to the Clearstream Banking AG booking system; if you wish to make this transfer, you should contact us.

2.	The Offer is being made for all of the registered Shares of minority shareholders.

3.	The Initial Acceptance Period for the Offer and the time period to exercise withdrawal rights expire October 1, 2004 (6.01h Central European Summer Time, 12:01 A.M. New York City time), unless the Offer is extended. However, if the condition to this Offer is satisfied, a Subsequent Acceptance Period (without withdrawal rights) will continue for three months from the date the Domination Agreement becomes operative, subject to extension to the extent mandated by German law.

4.	The Offer is conditioned upon the Domination Agreement (as defined in Section III.3(b) “Companies Involved — Interest of the Bidder and Blackstone in Celanese AG — Domination Agreement” of the Offer Document) becoming operative. See Section V.4 (“The Offer — Condition”) of the Offer Document.

      If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless you otherwise specify on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE INITIAL ACCEPTANCE PERIOD OF THE OFFER.

      The Offer is not being made in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

      Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the North American Depositary of (a) certificates evidencing such Shares or confirmation of the book-entry transfer of such Shares into the North American Depositary’s account at The Depository Trust Company, pursuant to the procedures set forth in the Offer Document in Section V.5(d), “The Offer — Acceptance and Execution of the Offer; Procedures for Tendering Celanese Shares — Procedures Applicable to North American Shares”, (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer Document) in lieu of the Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the North American Depositary’s account at The Depository Trust Company are actually received by the North American Depositary.

Instructions With Respect To The

Mandatory Offer

for

All Outstanding Registered Ordinary Shares

With No Par Value

of

Celanese AG

by

BCP Crystal Acquisition GmbH & Co. KG

an indirect wholly-owned subsidiary of

Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer Document published September 2, 2004 (the “Offer Document”) and the related Letter of Transmittal related to the offer (together with any amendments or supplements thereto, the “Offer”) by BCP Crystal Acquisition GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Bidder”) and a wholly-owned indirect subsidiary of Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd, a Cayman Islands exempted company, to all minority shareholders (ausstehende Aktionäre) of Celanese AG to purchase all of their registered ordinary shares with no par value (the “Shares”) of Celanese AG, a German stock corporation (Aktiengesellschaft) (the “Company”), at a purchase price of EUR 41.92 per Share in cash (the “Offer Price”), plus interest in certain circumstances and at the rate as described below, upon the terms and subject to the condition set forth in the Offer Document and in the Letter of Transmittal enclosed herewith.  As required under § 305(3) sentence 3 of the German Stock Corporation Act, the Bidder will pay to all minority shareholders who tender into the Offer and whose shares are paid for after the day following the date the Domination Agreement becomes operative interest on the Offer Price from such day until the business day preceding the date of settlement, at a rate of 2% plus the base rate (as defined in § 247 of the German Civil Code (BGB)) per annum prevailing from time to time, as reduced by any guaranteed dividend payments (such amount, if any, together with the Offer Price, the “Offer Consideration”). The undersigned acknowledge(s) that it will receive the Offer Consideration in U.S. dollars instead of Euros, at the WM/ Reuters closing spot U.S. dollar/ Euro exchange rate, as reported by WM/ Reuters, (i) if tendered during the Initial Acceptance Period (as defined in Section V.3 “The Offer—Initial Acceptance Period” of the Offer Document), on the business day prior to the day on which funds are made available by the bidder to Mellon Investor Services LLC (the “North American Depositary”) for the settlement in respect of the tendered shares and (ii) if tendered during the Subsequent Acceptance Period (as defined in Section V.3(c) “The Offer—Acceptance Period—Subsequent Acceptance Period” of the Offer Document), on the day that is three business days prior to the day the settlement for such tendered shares is effected.

     This will instruct you to tender to the Bidder the number of Shares indicated below (or, if no number is specified below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document and the related Letter of Transmittal.

Number of Shares to Be Tendered:*

 Shares

Account No.:

Dated:

SIGN HERE

Signature(s)

Print Name(s)

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security Number

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.